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POLICY MANAGEMENT SYSTEMS CORPORATION'S SUBSIDIARIES
As of the close of business 12/31/95

    SUBSIDIARY                                   JURISDICTION OF INCORPORATION
     NAME                                            OR ORGANIZATION


Advanced Integrated Client Server Insurance        Alabama
   Technologies
Policy Management Systems International, Ltd.      Delaware
Policy Management Corporation                      South Carolina
Policy Management Systems Canada, Ltd              Canada
Policy Management Systems Europe, Limited          United Kingdom
Portsmouth IT Services Limited                     United Kingdom
PMS Asi-Pacific Pty. Limited                       Australia
PMS Asia Pacific Limited                           Hong Kong
Policy Management Systems (Barbados), Ltd.         Barbados
Policy Management Systems (Germany), GmbH          Germany
CYBERTEK Corporation                               Texas
Policy Management Systems Investment, Inc.         Delaware
Policy Management Systems Osterreich GmbH          Austria
Policy Management Systems Norden A.S.              Norway
Policy Management Systems Norden Aktiebolag        Sweden
PMS Creative Limited                               United Kingdom
Creative Insurance Services Limited                United Kingdom
Creative Software Development Limited              United Kingdom
Creative Computer Systems Pty Limited              Australia
Creative Solutions BV                              The Netherlands
Information Services Holding, Inc.                 Delaware
Software Services Holding, Inc.                    Delaware
Life Software Holding, Inc.                        Delaware
PMSI, L.P. (also does business as                  Texas Limited Partnership
   "Medical Correspondence Services")
Cybertek Solutions, L.P.                           Texas Limited Partnership
Micado Beteiligungs Und Verwaltungs GmbH           Germany
Micado SoftwareConsult GmbH                        Germany
Micado ProductSysteme Gesellschaft
   Fur EDV Vetrieb mbH                             Germany
Micado Service Rechenzentrum GmbH                  Germany
Micado ComputerColleg GmbH                         Germany
Micado ConsultSoftware AG                          Switzerland